Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

By and Among

DIGITAL IMAGING RESOURCES, INC,

BOOMERANG SUB, INC.

And

BOOMERANG SYSTEMS INC.

Dated as of December 5, 2007

i

ii

AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this “Agreement”), dated as of December 5, 2007, is by and among Digital Imaging Resources, Inc.., a Delaware corporation (“Parent”), Boomerang Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Boomerang Systems, Inc., a Utah corporation (the “Company”).

W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company, and Parent, as the sole stockholder of Merger Sub, have determined that it is in the best interests of each corporation and their respective stockholders for the Company to merge with and into Merger Sub upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

          WHEREAS, the parties intend that the Merger will qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended, and that this Agreement constitute a plan of reorganization; and

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the Merger.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

           Section 1.1 Definitions. As used in this Agreement, capitalized terms shall have the meanings set forth in this Article 1.

          “Acceptable Escrow Agreement” means an agreement among Parent, an escrow agent and a broker or agent selected by the Parent pursuant to which the Escrow Account will be established for the initial deposit of the gross proceeds from the Parent Private Placement and which agreement shall provide, among other things, as follows with respect to the release of the funds from the Escrow Account:

(i)	all conditions to the closing of the Parent Private Placement under the terms of the subscribers’ subscription agreements shall have been met,

(ii)

gross proceeds of at least $1,800,000 from the sale of 30,000,000 (before reflecting the Reverse Split) shares of Parent Common Stock in the Parent Private Placement have been deposited and collected in the Escrow Account,

(iii)	the Parent Charter Document Amendments shall have become effective as provided in the DGCL,

(iv)	the Closing under this Agreement shall have been completed,

(v)	in the event this Agreement is terminated pursuant to Section 8.1, all proceeds shall be promptly returned to the subscribers without interest or deduction, and

(vi)	upon fulfillment of sub-sections (i) through (iv) above, all proceeds shall be promptly released in accordance with written instructions from the Parent.

          an “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          “Agreement” is defined in the first paragraph hereof.

          “Boomerang Parent” means Boomerang Systems Holdings, Inc., a Nevada corporation and the sole shareholder of the Company.

           “Certificate of Merger” is defined in Section 2.2.

          “Certificates” is defined in Section 3.2(a).

          “Closing” is defined in Section 2.7.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Company” is defined in the first paragraph hereof.

          “Company Breach” is defined in Section 8.1(c).

          “Company Charter Documents” means the Certificate of Incorporation and the Bylaws of the Company, each as amended through the date hereof.

           “Company Financial Statements” means the Company’s audited financial statements for the period from December 6, 2006 (Date of Inception) to September 30, 2007, including all financial statement footnotes included in such financial statements.

          “Company Shares” means the issued and outstanding shares of common stock, without par value per share, of the Company.

          “Company Stockholder Approval” is defined in Section 4.1(j)(iii).

          “DGCL” means the Delaware General Corporation Law.

          “Effective Time” is defined in Section 2.2.

          “Escrow Account” is defined in Section 7.1(b).

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Exchange Agent” is defined in Section 3.2(a).

          “Exchange Fund” is defined in Section 3.2(a).

          “GAAP” means accounting principles generally accepted in the United States.

          “Information Statement” means the information statement referred to in Section 6.1 included in the Schedule 14C filed under Section 14C of the Exchange Act to be mailed to the stockholders of the Parent in connection with an amendment to the Parent Charter Documents (a) to effect the Reverse Split, and (b) to effect an increase in the number of shares of Parent Common Stock Parent is authorized to issue from 25,000,000 to 35,000,000.

          “Intellectual Property” means any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs.

          “IRS” means the United States Internal Revenue Service.

          “Knowledge” with respect to (a) the Company means the knowledge of the officers of the Company, after reasonable inquiry and (b) Parent and Merger Sub means the knowledge of the officers of Parent, after reasonable inquiry.

          “Material Adverse Effect” or “Material Adverse Change” means, when used in connection with any Person, any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the condition (financial or otherwise), business, properties, assets or results of operations of that Person and its Subsidiaries, taken as a whole.

          “Merger” is defined in the recitals hereof.

          “Merger Consideration” is defined in Section 3.1(b).

          “Merger Sub” is defined in the first paragraph hereof.

          “Parent” is defined in the first paragraph hereof.

          “Parent Charter Documents” means the Certificate of Incorporation and Bylaws of Parent, each as amended through the date hereof.

          “Parent Charter Document Amendments” means the amendments to Parents Charter Documents described in the Information Statement with the result that each fifteen outstanding shares of Parent Common Stock shall have been combined into one share of Parent Common Stock and the number of authorized shares of Parent Common Stock shall have been increased from 25,000,000 to 35,000,000.

          “Parent Common Stock” means the common stock, $0.001 par value per share, of Parent. Unless otherwise specified, all references in this Agreement to Parent Common Stock shall refer to shares of Parent Common Stock before effecting the Reverse Split.

          “Parent Private Placement” is defined in Section 7.1(b).

          “Parent SEC Documents” is defined in Section 4.2(f).

          “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

          “Reverse Splits” means the one-for-fifteen share combination of Parent Common Stock effected by completion of the Parent Charter Document Amendments.

          “SEC” means the United States Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended.

          a “Subsidiary” of any Person means any corporation, partnership, association, joint venture, limited liability company or other entity in which such Person owns more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of directors or other governing body of such other legal entity.

          “Surviving Company” is defined in Section 2.1.

          “Tax” or “Taxes” shall mean (a) all taxes of any kind, including, without limitation, those on or measured by or referred to as federal, state, local or foreign income, gross receipts, property, sales, use, ad valorem, franchise, profits, license, withholding, payroll, alternative or added minimum, employment, estimated, excise, transfer, severance, stamp, occupation, premium, value added, or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental entity, (b) any transferee or secondary liability in respect of any tax, and (c) any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

          “Tax Return” means any return, declaration, report, statement, other document or information required to be filed with any governmental entity with respect to Taxes and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing.

          “URBCA” means the Utah Revised Business Corporation Act.

ARTICLE 2 - THE MERGER

           Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the URBCA, the Company shall be merged with and into Merger Sub at the Effective Time (as defined below). Following the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation (the “Surviving Company”) and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

           Section 2.2 Effective Time. At or as soon as practicable following the Closing, the parties shall file a certificate of merger or other appropriate documents with the Secretary of State of Delaware with respect to the Merger executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) and with the Department of Commerce, Division of Corporations and Commercial Code of the State of Utah with respect to the Merger executed in accordance with the URBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such other time as Parent, Merger Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

           Section 2.3 Effects of The Merger. The Merger shall have the effects specified in the DGCL.

           Section 2.4 Certificate of Incorporation and Bylaws.

(a) The Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

(b) The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

           Section 2.5 Officers. The officers of the Company at the Effective Time shall be the officers of the Surviving Company and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           Section 2.6 Further Assurances. If at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations to the Merger or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its appropriate officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations to the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such constituent corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporation and otherwise to carry out the purposes of this Agreement.

           Section 2.7 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Parent, 355 Madison Avenue, Morristown, New Jersey 07960, at 10:00 a.m., New York City time, no later than the first business day after the day on which the last of the conditions set forth in Article 7 shall have been fulfilled or waived (other than those conditions that by their terms cannot be satisfied until the Closing) or at such other time and place as Parent, Merger Sub and the Company shall agree.

ARTICLE 3

EFFECT OF THE MERGER ON THE CAPITAL STOCKOF THE CONSTITUENTCOMPANIES; EXCHANGE OF CERTIFICATES

           Section 3.1 Effect on Capital Stock.. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any of the Company Shares, the following shall occur:

(a) Cancellation of Treasury Shares. All Company Shares that are owned directly or indirectly by the Company as treasury stock shall be canceled, and no consideration shall be delivered in exchange therefor.

(b) Conversion of Company Shares. Subject to the provisions of Sections 3.1(a) and 3.1(c), the Company Shares issued and outstanding immediately prior to the Effective Time (excluding Company Shares cancelled pursuant to Section 3.1(a)) shall be converted into the right to receive 200,000,000 shares of Parent Common Stock, the “Merger Consideration”). All such Company Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and the holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section 3.3, shares of Parent Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Section 3.2.

(c) Dissenting Shares. This Agreement shall terminate in the event any stockholder of the Company seeks to perfect its dissenters’ rights in accordance with Section 16-10a of the URBCA.

Section 3.2 Surviving Company to Make Certificates Available.

(a) Exchange of Certificates. The Company and Parent shall authorize American Stock Transfer & Trust Company (or such other Person or Persons as shall be reasonably acceptable to the Company and Parent) to act as exchange agent hereunder (the “Exchange Agent”). As soon as practicable after the Effective Time, the Surviving Company shall deposit with the Exchange Agent for the benefit of the holder of certificates which immediately prior to the Effective Time represented Company Shares (the “Certificates”), the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto payable as provided in Section 3.3, being hereinafter referred to as the “Exchange Fund”) issuable pursuant to Section 3.1(b) in exchange for outstanding Company Shares.

(b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail or deliver to the holder of record of a Certificate whose shares were converted pursuant to Section 3.1 into shares of Parent Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing shares of Parent Common Stock and shall be in such form and contain such other provisions as the Company and Parent may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to this Article 3, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Parent Common Stock, cash in lieu of fractional shares, if any, as provided in Section 3.4 and certain dividends and other distributions as contemplated by Section 3.3.

(c) Documenting Transfers of Merger Consideration. If any certificate representing shares of Parent Common Stock to be issued as Merger Consideration is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the Person requesting such exchange shall have provided to the Exchange Agent or Parent’s transfer agent, such transfer documents as the Exchange Agent or transfer agent may reasonably require and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

(d) Restricted Securities. It is understood that the securities issued as the Merger Consideration are Restricted Securities as defined under Rule 144 under the Securities Act. So long as such securities remain Restricted Securities, the certificates for such shares shall bear the following legend and stop transfer instructions shall be placed with Parent’s transfer agent restricting the further transfer of such shares except in compliance with the provisions of the Securities Act.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THESE SHARES MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

(e) Transfers of Merger Consideration. Subject to compliance with the provisions of the Securities Act, Parent and Merger Sub consent to the transfer of the shares constituting the Merger Consideration to the stockholders of Boomerang Parent.

           Section 3.3 Dividends; Transfer Taxes. No dividends or other distributions that may be declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to Persons entitled by reason of the Merger to receive certificates representing Parent Common Stock until such Persons surrender their Certificates, as provided in Section 3.2. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Parent Common Stock (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (b) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          S ection 3.4 No Fractional Shares. No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article 3, and no Parent dividend or other distribution or stock split or combination shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent.

           Section 3.5 Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender of Certificates for exchange in accordance with the terms hereof (including any cash paid pursuant to Sections 3.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares, subject, however, to the Surviving Company’s obligation to pay any dividends or make any other distribution with a record date prior to the Effective Time which may have been declared or made by the Company on Company Shares in accordance with the terms of this Agreement.

           Section 3.6 Closing of the Company’s Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Company, they shall be canceled and exchanged as provided in this Article 3.

           Section 3.7 Withholding Rights. Parent and Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of the Company Shares pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of Federal, state or local tax law. To the extent amounts are so withheld and paid over to the appropriate taxing authority by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Company Shares in respect of which such deduction and withholding was made by Parent.

           Section 3.8 Adjustments.

(a) Stock Split, Stock Dividend, Recapitalization. Notwithstanding anything contained in this Article III to the contrary (but without limiting the covenants set forth in Article V hereof), if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction, then the exchange ratio provided for in Section 3.1(b) shall be appropriately and proportionately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction.

(b) Merger. In the event that, prior to the Effective Time, Parent shall consummate a merger, consolidation, share exchange or other reorganization, or any other transaction pursuant to which the holders of Parent Common Stock receive or become entitled to receive securities, cash or other assets or any combination thereof, each holder of Company Shares as of immediately prior to the Effective Time shall be entitled to receive at the Effective Time for each Company Share, the amount of securities, cash or other assets that such holder would have been entitled to receive or become entitled to receive had such holder been the record holder of the number of shares of Parent Common Stock issuable to such holder of Company Shares pursuant to Section 3.1(b) had the Effective Time occurred immediately prior to the consummation of such transaction.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

           Section 4.1 Representations and Warranties of The Company. The Company represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the operation of its business or the ownership or leasing of its properties makes such qualification necessary, except to the extent the failure of the Company to be so qualified and in good standing would not, or could not reasonably be expected to, have a Material Adverse Effect on the Company.

(b) Subsidiaries. The Company has no Subsidiaries and does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any other Person.

(c) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 1000 shares of Class A voting common stock, no par value, of which 1000 shares are issued and outstanding, and 500 shares of Class B non-voting common stock, no par value, of which 500 shares are issued and outstanding, (the Class A and Class B common stock are collectively referred to as the “Company Shares”) and no Company Shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants, convertible securities or other rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company is a party obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding Company Shares are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not as of the date of this Agreement any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company, and there will be no such agreements at the Effective Time.

(d) Authority. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining Company Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

(e) Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of lien on, any of the properties or assets of the Company under, any provision of (i) the Company Charter Documents, (ii) any material contract or license or permit applicable to the Company or any of its properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its properties or assets, except for such violations, conflicts, losses, defaults, rights, accelerations or liens that do not or could not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(f) Governmental Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing with the SEC of such reports and schedules under Section 13 or 14 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware with respect to the Merger as provided in the DGCL and the Department of Commerce of the State of Utah with respect to the Merger as provided in the URBCA and appropriate documents with the relevant authorities of other jurisdictions in which the Company is organized or qualified to do business, and (iii) those consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, do not or could not reasonably be expected to impair the ability of the Company to perform its obligations hereunder or prevent or delay the consummation of the transactions contemplated by this Agreement.

(g) Financial Statements; Absence of Undisclosed Liabilities.

          (i) The audited financial statements of the Company (including the notes, if any, thereto) included in the Company Financial Statements (a) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, including the Sarbanes-Oxley Act, applicable thereto, (b) were prepared in accordance with GAAP throughout the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB of the SEC) and (c) fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

          (ii) There are no material liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise other than (a) liabilities or obligations disclosed, provided for or reserved against in the Company Financial Statements or disclosed in the notes thereto or (b) liabilities or obligations incurred in the ordinary course of the Company’s business after the date of the most recent balance sheet included in the Company Financial Statements.

(h) Absence of Certain Changes. Since the date of the most recent balance sheet included in the Company Financial Statements, the Company has conducted its business in the ordinary course and there has not been any event, occurrence or development, that individually or in the aggregate, constitutes or would be reasonably expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, since such date, the Company has not amended the Company Charter Documents or entered into any material agreement.

(i) No Default. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute such a default or violation) of any term, condition or provision of (i) the Company Charter Documents, or (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company except in the case of clause (ii) for such defaults or violations that do not or could not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(j) State Takeover Statutes; Corporate Approvals.

(i) Neither this Agreement, the Merger nor any of the other transactions contemplated hereby is subject to the requirements of any moratorium, control share, fair price, affiliate transaction, business combination or other anti-takeover laws and regulations of any jurisdiction, including without limitation, the Control Share Acquisition Act of the URBCA.

(ii) The Board of Directors of the Company, by unanimous written consent, has adopted this Agreement.

(iii) Except for the adoption of the Merger by holders of at least a majority of the outstanding Company Shares as required by the URBCA (the “Company Stockholder Approval”), no consent or other vote of the stockholders of the Company is required by applicable law, the Company Charter Documents or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby.

(k) Litigation. Except as disclosed in the Company Financial Statements, (i) there are no pending, or to the Company’s Knowledge, threatened, claims against or involving the Company, (ii) neither the Company nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any governmental entity and (iii) there is no judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company, in each case, which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

(l)	Taxes.

(i) All Tax Returns required to be filed by or on behalf of the Company have been duly filed and such Tax Returns (including all attached statements and schedules) are true, complete and correct in all material respects. All Taxes due have been paid in full on a timely basis, and the Company has made adequate provision in its financial statements for payment of all Taxes anticipated to be payable in respect of all periods or portions thereof ending on or before the date hereof.

(ii) The Company has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes and Taxes pursuant to Section 1441 or 1442 of the Code), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

(m)

Compliance with Laws; Permits. The Company holds all material permits necessary or applicable to the conduct of business or the ownership of its assets. The Company is in compliance with the terms of each permit held by it in all material respects. The Company has not received notice of any revocation or modification of any such permit. The Company has not violated or failed to comply with in any material respect any statute, law, ordinance, regulation or rule of any governmental entity, or any arbitration award or any judgment, decree or order of any governmental entity, applicable to the Company or its business, assets or operations. No investigation or review by any governmental entity with respect to the Company is pending or, to the Knowledge of the Company, threatened.

(n)	Contracts and Agreements.

(i) The Company has provided to Parent an accurate and complete list and brief description (including the names of the parties and the date and nature of the agreement) of each material contract to which the Company is a party, or to which any of its properties or assets are subject as of the date hereof. Parent has been provided a complete and accurate copy of each material contract. Each material contract is a legal, valid, binding and enforceable obligation of the Company, except as (A) such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity, whether considered in a proceeding at law or in equity.

(ii) The Company is not in material breach of or default under (and, to the Knowledge of the Company, no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default) any material contract, and no party to any material contract has given the Company written notice of or made a claim with respect to any breach or default under any such material contract, except for such breaches or defaults that, individually or in the aggregate, do no or could not reasonably be expected to have a Material Adverse Effect on the Company.

(o) Intellectual Property. To the Knowledge of the Company, the Company’s use of such Intellectual Property as is currently in use by the Company in its current operations does not constitute an infringement of any valid Intellectual Property of any other Person except for such infringements that do not, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, no other Person is infringing on the Company’s Intellectual Property, except for such infringements that do not, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No Claims are pending or, to the Company’s Knowledge, threatened asserting that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

(p) Information Statement. None of the information supplied or to be supplied by the Company for inclusion in the Information Statement and any amendments or supplements thereto, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, at the time the Information Statement is first mailed to the stockholders of Parent and at the Effective Time.

(q) Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

Section 4.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Company as follows:

(a)

Organization; Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. Each of Parent and Merger Sub is duly qualified to do business and in good standing in each jurisdiction in which the nature of their business or the ownership of their respective properties makes such qualification necessary except to the extent that the failure of Parent or Merger Sub to be so qualified or in good standing would not, or could not reasonably be expected to, have a Material Adverse Effect on Parent or Merger Sub.

(b)	Capital Structure.

(i) As of the date hereof, the authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, of which 17,355,441 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which none have been issued or are outstanding or reserved or issuance. As of the date of this Agreement, not more than approximately 20,220,000 (pre-Reverse Split) shares of Parent Common Stock are reserved for issuance by Parent pursuant to options, warrants and other convertible securities. All outstanding shares of capital stock of Parent are, and all such shares of the Parent Common Stock issuable upon the exercise of options warrants and other convertible securities will be, when issued thereunder, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for options warrants and other convertible securities described above, as of the date hereof, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which Parent is a party, or by which Parent is bound, obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

(ii) At the Effective Time (following effectiveness of the Parent Charter Document Amendments, including the Reverse Split and the increase in the number of authorized shares of Parent Common Stock from 25,000,000 shares to 35,000,000 shares but before reflecting the Merger Consideration and the issuance of shares of Parent Common Stock in the Parent Private Placement), the authorized capital stock of Parent will consist of 35,000,000 shares of Parent Common Stock, of which 1,155,696 will then be issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which none will have been issued or be outstanding or reserved for issuance. As of the

Closing Date (following the effectiveness of the Parent Charter Document Amendments, including the Reverse Split and the increase in the number of authorized shares of Parent Common Stock from 25,000,000 shares to 35,000,000 shares of Parent Common Stock and after reflecting the Merger Consideration and the issuance of shares of Parent Common Stock in the Parent Private Placement), 16,490,362 shares of Parent Common Stock will be issued and outstanding, of which 13,333,333 shall constitute the Merger Consideration. As of the Closing Date, not more than approximately 1,348,000 shares of Parent Common Stock (post-Reverse Split) will be reserved for issuance by Parent pursuant to options, warrants and other convertible securities.

(iii) The shares of Parent Common Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock, and not subject to any preemptive rights created by statute, the Parent Charter Documents, or any agreement to which Parent is a party or is bound.

(iv) As of the date hereof, all of the issued and outstanding shares of capital stock of Merger Sub are owned by Parent. Merger Sub was formed solely for the purpose of participating in the Merger, and as of the date hereof, has no assets and has conducted no activities other than in connection with the Merger.

(c) Authority. Each of Parent and Merger Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

(d) Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter Documents or any provision of the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Parent, Merger Sub or any of their respective properties or assets, except for such violations, conflicts, losses, defaults, rights, accelerations or liens that do not, or could not reasonably be expected to, individually in the aggregate, have a Material Adverse Effect on either Parent or Merger Sub.

(e) Governmental Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Parent or Merger Sub or any of their Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing with the SEC of such reports and schedules under Section 13 or 14 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) filings in Delaware by Merger Sub in connection with the Merger, (iii) those consents, approvals, orders, authorizations, registrations, declarations or filings contemplated by this Agreement or which, if not obtained or made, could not reasonably be expected to (A) impair the ability of Parent or Merger to perform their respective obligations hereunder or prevent or delay the consummation of the transactions contemplated by this Agreement or, (B) individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub.

(f) Parent SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 2005 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the “Parent SEC Documents”). As of their filing dates, including the filing date of and reflecting any amendment to a Parent SEC Document, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, determined, determinable or otherwise, of Parent or any Subsidiary of Parent that is required by GAAP to be reflected or reserved against or otherwise disclosed in the most recent financial statements of Parent included in the Parent SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on Parent.

(g) Absence of Material Adverse Change. Since the date of the most recent balance sheet included in the Parent SEC Documents, there has not been any event, occurrence, circumstance or development that has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Parent or Merger Sub.

(h) Information Statement. None of the information to be supplied by Parent or Merger Sub for inclusion in the Information Statement and any amendments or supplements thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, at the time the Information Statement or any amendment or supplement thereto is first mailed to the stockholders of the Parent and at the Effective Time.

(i)	State Takeover Statutes; Corporate Approvals.

(i) Neither this Agreement, the Merger nor any of the other transactions contemplated hereby is subject to the requirements of any moratorium, control share, fair price, affiliate transaction, business combination or other anti-takeover laws and regulations of any jurisdiction, including without limitation, Section 203 of the DGCL.

(ii) The Board of Directors and stockholders of the Merger Sub, at a meeting duly called and held, have unanimously approved this Agreement and declared its advisability.

(iii) Subject to Section 4.2(i)(ii) hereof, no consent or other vote of the stockholders of Parent is required by applicable law, the Parent Charter Documents or otherwise in order for Parent to consummate the Merger and the other transactions contemplated hereby.

(j) Litigation. Except as set forth in the Parent SEC Documents, (i) there are no pending, or to the Parent’s Knowledge, threatened, claims against or involving the Parent, (ii) neither Parent nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any governmental entity and (iii) there is no judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Parent, in each case, which could reasonably be expected to prevent, hinder or materially delay the ability of the Parent to consummate the transactions contemplated by this Agreement.

(k) Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, including any fee for any opinion rendered by any investment banker.

(l) Tax Matters. Neither Parent, nor to Parent’s Knowledge, any of its Affiliates, has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(c) of the Code.

ARTICLE 5

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1 Conduct of Business of The Company.

(a) Ordinary Course. During the period from the date of this Agreement to the Effective Time (except as consented to in advance by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as otherwise specifically contemplated by the terms of this Agreement), the Company shall carry on its business in the usual, regular and ordinary course, and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company, in each case consistent with past practice, to the end that its goodwill and ongoing business shall be unimpaired to the fullest extent possible at the Effective Time.

(b) Other Actions. The Company shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect. Between the date hereof and the Effective Time, the Company shall not issue any shares of its capital stock or pay any dividend or make other distribution thereon.

Section 5.2 Conduct of Business of Parent and Merger Sub.

(a) Ordinary Course. During the period from the date of this Agreement to the Effective Time (except as consented to in advance by the Company in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as otherwise specifically contemplated by the terms of this Agreement), Parent shall not engage in any business other than the business activities of the kind and nature engaged in since January 1, 2007.

(b) Other Actions. The Parent shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Parent and Merger Sub set forth in this Agreement becoming untrue in any material respect. Between the date hereof and the Effective Time, except as contemplated by this Agreement or disclosed in the Information Statement, Parent shall not issue any shares of its capital stock and shall not pay any dividend or make other distribution thereon.

ARTICLE 6

ADDITIONAL AGREEMENTS

Section 6.1 Information Statement.

          Filing of Information Statement. As promptly as reasonably practicable after the execution and delivery of this Agreement, Parent shall prepare and file with the SEC an Information Statement and shall use its reasonable best efforts to cause the Information Statement to be cleared for mailing by the staff of the SEC as promptly as practicable after such filing. The Company shall furnish all information concerning the Company, its business activities, financial information and the holders of Company Shares as may be reasonably required or requested by Parent in connection with such actions and the preparation of the Information Statement. The Parent shall cause the Information Statement to be mailed to its stockholders as promptly as practicable after filing subject to any SEC review. The respective parties will cause the Information Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Parent will advise the Company promptly of any request by the SEC for amendment of the Information Statement or comments thereon and responses thereto or requests for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such party the opportunity to comment thereon prior to delivery to the SEC.

Section 6.2 Reasonable Efforts; Notification.

(a) Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Notification. The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

           Section 6.3 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

           Section 6.4 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental entity or other Person or other legal administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

           Section 6.5 Tax Treatment. Each party shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

ARTICLE 7

CONDITIONS PRECEDENT

           Section 7.1 Conditions to Each Party’s Obligation to Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time of the following conditions:

(a) Information Statement Mailing. The Information Statement shall have been prepared and filed with the SEC and mailed to the holders of Parent Common Stock pursuant to the requirements of Regulation 14C of the Exchange Act and all notice periods provided in Rule 14c-2(b) shall have passed.

(b) Financing. There shall have been deposited in escrow, (the “Escrow Account”), pursuant to the terms and conditions of an Acceptable Escrow Agreement, gross proceeds of not less than $1,800,000 from the offer and sale of 30,000,000 shares (before reflecting the Reverse Split) of Parent Common Stock pursuant to Regulation D adopted under the Securities Act (herein, such sale of securities by Parent is referred to as the “Parent Private Placement.”)

(c) Parent Charter Documents Effective. The Parent Charter Document Amendments shall have become effective as provided in the DGCL.

(d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

           Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Sub:

(a) Obligations. Company shall have performed in all material respects all obligations to be performed by it under this Agreement at or prior to the Effective Time including having obtained the requisite Company Stockholder Approval.

(b) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Effective Time (provided that such representations and warranties that are by their express provisions made as of a specific date shall be true and correct only as of such date), (ii) each of the representation and warranties of the Company that are not so qualified shall be true and correct in all material respects as of the Effective Time (provided that such representations and warranties that are not so qualified and that are by their express provisions made as of a specific date shall be true and correct in all material respects only as of such date), and (iii) Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company as to the satisfaction of the foregoing condition.

(c) Material Adverse Change. There shall not have occurred a Material Adverse Change to the Company.

           Section 7.3 Condition to Obligations of The Company. The obligation of the Company to effect the Merger is subject to satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company:

(a) Obligations. Parent and Merger Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Effective Time.

(b) Representations and Warranties. (i) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Effective Time (provided that such representations and warranties that are by their express provisions made as of a specific date shall be true and correct only as of such date), (ii) each of the representation and warranties of Parent and

Merger Sub that are not so qualified shall be true and correct in all material respects as of the Effective Time (provided that such representations and warranties that are not so qualified and that are by their express provisions made as of a specific date shall be true and correct in all material respects only as of such date), and (iii) the Company shall have received a certificate of the chief executive officer and chief financial officer of Parent as to the satisfaction of the foregoing condition.

(c) Material Adverse Change. There shall not have occurred a Material Adverse Change to Parent.

ARTICLE 8

TERMINATION, AMENDMENT AND WAIVER

           Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

(a) by mutual written consent of Parent and the Company, or by mutual action of their respective Boards of Directors;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before March 31, 2008, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final order, decree or ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of the stockholders of the Company called to adopt this Agreement; or

(ii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(c) by Parent, if the Company breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (ii) cannot be or has not been cured in all material respects within 30 days following receipt of written notice of such breach (a “Company Breach”);

(d) by the Company, if Parent or Merger Sub breaches any of their respective representations or warranties herein or fails to perform in any material respect any of their respective covenants, agreements or obligations under this Agreement, which breach or failure (i) would give rise to the failure of a condition set forth in Section 7.1 or 7.3 and (ii) cannot be or has not been cured in all material respects within 30 days following receipt of written notice of such breach;

           Section 8.2 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.4 or an extension or waiver pursuant to Section 8.5 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors.

           Section 8.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of Parent, Merger Sub or the Company, or any director, officer, employee or stockholder thereof, provided, however, that any such termination shall not limit or relieve a party’s liability or obligation for damages suffered by the other party hereto as a result of such party’s willful breach of any representation, warranty or covenant in this Agreement and all rights and remedies of such non-breaching party under this Agreement in the case of any such breach, at law or in equity, shall be preserved.

           Section 8.4 Amendment. This Agreement may be amended by the parties at any time before the Effective Date; provided, however, that no amendment to this Agreement shall be made that by law requires further approval by the stockholders of either Parent or the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           Section 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE 9

GENERAL PROVISIONS

           Section 9.1 Survival. The representations and warranties contained in this Agreement or in any certificates or other documents delivered prior to or as of the Effective Time shall survive until (but not beyond) the Effective Time. The covenants and agreements of the parties hereto shall survive the Effective Time without limitation (except those which, by their terms, contemplate a shorter survival period).

           Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub to:
Digital Imaging Resources, Inc.
355 Madison Avenue
Morristown, NJ 07960
Fax No. (973) 984-5062

with a copy to:

William S. Clarke, P.A.
65 South Main Street – Suite A-202
Pennington, NJ 08534
Fax No. (609) 737-3223

(b)	if to the Company, to:

Boomerang Systems, Inc.
c/o Boomerang Systems Holdings, Inc.
(address to come)

with a copy to:

Jonathan H. Gardner, Esq.
Kavinoky Cook LLP
726 Exchange Street – Suite 800
Buffalo, NY 14210
Fax No. (716) 845-6474

           Section 9.3 Interpretation. The words “hereof”, “herein” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

           Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits and Schedules hereto and the documents and instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

           Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

           Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

           Section 9.8 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any district court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal district court sitting in the State of Delaware in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than such a federal or state court.

           Section 9.9 Attorney’s Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

           Section 9.10 Performance by Merger Sub. Parent hereby agrees to cause Merger Sub to comply with its obligations under this Agreement.

           Section 9.11 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signatures appear on the following page.]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DIGITAL IMAGING RESOURCES, INC..

By:	/s/ Joseph Bellantoni

Name:	Joseph Bellantoni
Title:	President

BOOMERANG SUB, INC.

By:	/s/ Maureen Cowell

Name:	Maureen Cowell
Title:	Vice President

BOOMERANG SYSTEMS INC.

By:	/s/ Amichaim Abramson

Name:	Amichaim Abramson
Title:	Vice President